UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 1, 2006

Date of Report (Date of earliest event reported)

VODAVI TECHNOLOGY, INC.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	0-26912	86-0789350
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4717 EAST HILTON AVENUE, SUITE 400

PHOENIX, ARIZONA

85034-6402

(Address of Principal Executive Offices) (Zip Code)

(480) 443-6000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On December 1, 2006, Vodavi Technology, Inc. (the “Company”) notified The Nasdaq Stock Market (“Nasdaq”) that the merger (the “Merger”) of Vertical Acquisition Sub Inc., a Delaware corporation (“MergerSub”) and wholly-owned subsidiary of Vertical Communications, Inc., a Delaware corporation (“Vertical”), with and into the Company pursuant to that certain Agreement and Plan of Merger dated as of October 18, 2006, by and among the Company, Merger Sub and Vertical, was complete. As a result of the Merger, each share of the Company’s common stock, par value $.001 per share (“Common Stock”), was cancelled in exchange for a cash payment of $7.50, except for shares held in treasury, which were cancelled without payment of any cash consideration. All options to purchase shares of the Company’s Common Stock were exercised through a cashless exercise procedure immediately prior to the closing of the Merger. Therefore, the Company also requested in its notice to Nasdaq that its common stock be suspended from the Nasdaq Capital Market, effective at the close of market on December 1, 2006. In response, relying on Rule 12d2-2(c) of the Exchange Act, Nasdaq filed a Form 25 with the Securities and Exchange Commission on December 1, 2006 with respect to the Company’s Common Stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VODAVI TECHNOLOGY, INC.

Date: December 4, 2006	By:	/s/ Kenneth M. Clinebell
Kenneth M. Clinebell, Chief Financial Officer